As filed with the Securities and Exchange Commission on May 12, 2020

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MARTIN MARIETTA MATERIALS, INC.

(Exact name of Registrant as specified in its charter)

North Carolina	56-1848578
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

2710 Wycliff Road

Raleigh, North Carolina 27607-3033

(919) 781-4550

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Roselyn R. Bar

Executive Vice President, General Counsel and Corporate Secretary

Martin Marietta Materials, Inc.

2710 Wycliff Road

Raleigh, North Carolina 27607-3033

(919) 781-4550

(Name, address, including zip code, telephone number, including area code, of agent for service)

Copy to:

Joseph D. Zavaglia

Cravath, Swaine & Moore LLP

825 Eighth Avenue

Worldwide Plaza

New York, New York 10019

(212) 474-1724

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered(1)	Amount to be Registered(1)	Proposed Maximum Aggregate Offering Price Per Unit(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(2)
Debt Securities (which may be senior or subordinated, convertible or non-convertible)
Common Stock, par value $0.01 per share
Preferred Stock, par value $0.01 per share
Warrants(3)

(1)

An indeterminate aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be issued at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities. The proposed maximum offering price will be determined from time to time by the registrant in connection with the issuance by the registrant of securities registered hereunder.

(2)	In accordance with Rule 456(b) and Rule 457(r) under the Securities Act, the Registrant is deferring payment of the entire registration fee.
(3)	Warrants to purchase the above-referenced securities may be offered and sold separately or together with other securities.

Prospectus

Martin Marietta Materials, Inc.

Debt Securities

Common Stock

Preferred Stock

Warrants

The following are types of securities that we may offer, issue and sell from time to time, together or separately:

•	debt securities, which may be senior or subordinated, convertible or non-convertible;

•	shares of our preferred stock;

•	shares of our common stock; and

•	warrants to purchase debt or equity securities.

This prospectus describes some of the general terms that may apply to the offered securities. The specific terms and amounts of the offered securities will be fully described in supplements to this prospectus, which may add, update or change information in this prospectus. Please read carefully any prospectus supplements or related free writing prospectus and this prospectus and any information incorporated by reference carefully before you invest in these securities.

Our common stock is listed on The New York Stock Exchange under the trading symbol “MLM.” Each prospectus supplement will indicate if the securities offered thereby will be listed on any securities exchange.

Investing in our securities involves risks. See “Risk factors” on page 1.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

We may offer and sell these securities to or through one or more underwriters, dealers or agents, or directly to purchasers, on a continuous or delayed basis. The names of any underwriters, dealers or agents and the terms of the arrangements with such entities will be stated in an accompanying prospectus supplement or any related free writing prospectus.

The date of this prospectus is May 12, 2020.

i

About this prospectus

This prospectus is part of a Registration Statement on Form S-3 that we filed with the SEC utilizing a “shelf” registration process. Under this shelf process, we may, from time to time, sell the securities described in this prospectus in one or more offerings. We have omitted parts of the registration statement in accordance with the rules and regulations of the SEC. This prospectus provides you only with a general description of the securities we may offer. Each time we sell securities using this prospectus, we will provide a prospectus supplement or prospectus supplements containing specific information about the terms of that offering. The prospectus supplement may also add to, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where you can find more information” and “Incorporation by reference” before purchasing any of our securities. References to “securities” include any security that we might sell under this prospectus and any prospectus supplement. References to “$” and “dollars” are to United States dollars.

This prospectus contains summaries of certain provisions contained in some of the documents described herein. Please refer to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of such documents have been filed, or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described under “Where you can find more information” and “Incorporation by reference.”

You should rely only on the information contained or incorporated by reference in this prospectus or applicable prospectus supplement or any free writing prospectus. “Incorporated by reference” means that we can disclose important information to you by referring you to another document filed separately with the SEC. We have not authorized anyone to provide you with different or additional information. We are not making an offer to sell these securities in any jurisdiction where the offer or sale of these securities is not permitted. You should assume that the information in this prospectus or any prospectus supplement or any related free writing prospectus, as well as the information incorporated by reference herein or therein, is accurate only as of the date of the document containing such information. Our business, financial condition, results of operations and prospects may have changed since those dates.

In this prospectus and any prospectus supplement, unless otherwise indicated, the terms “Company,” “we,” “us” and “our” refer to Martin Marietta Materials, Inc. and its consolidated subsidiaries.

ii

About the registrant

We are a natural resource-based building materials company. We supply aggregates (crushed stone, sand and gravel) through our network of approximately 300 quarries, mines and distribution yards in 27 states, Canada and the Bahamas. In the southwestern and western United States, we also provide cement and downstream products, namely, ready mixed concrete, asphalt and paving services, in vertically-integrated structured markets where we have a leading aggregates position. Our heavy-side building materials are used in infrastructure, nonresidential and residential construction projects. Aggregates are also used in agricultural, utility and environmental applications and as railroad ballast.

We were formed in 1993 as a North Carolina corporation to serve as successor to the operations of the materials group of the organization that is now Lockheed Martin Corporation. Our principal executive offices are located at 2710 Wycliff Road Raleigh, North Carolina 27607-3033, and our telephone number is (919) 781-4550.

Risk factors

Investment in the offered securities involves risks. Before acquiring any securities offered pursuant to this prospectus, you should carefully consider the information contained or incorporated by reference in this prospectus or in any accompanying prospectus supplement or any related free writing prospectus, including, without limitation, the risks described under the caption “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 and in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, as the same may be updated from time to time by our subsequent filings with the SEC. The occurrence of any of these risks might cause you to lose all or a part of your investment in the offered securities. To the extent a particular offering implicates additional known material risks, we will include a discussion of those risks in the applicable prospectus supplement. Please also refer to the section below entitled “Forward-looking statements.”

Forward-looking statements

This prospectus, including the information incorporated herein by reference, any prospectus supplement, any related free writing prospectus and the information incorporated by reference therein, contain statements which, to the extent they are not recitations of historical fact, constitute forward-looking statements within the meaning of federal securities law. Investors are cautioned that all forward-looking statements involve risks and uncertainties, and are based on assumptions that we believe in good faith are reasonable at the time the statements are made, but which may be materially different from actual results. Investors can identify these statements by the fact that they do not relate only to historic or current facts. The words “may,” “will,” “could,” “should,” “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “intend,” “outlook,” “plan,” “project,” “scheduled,” and similar expressions in connection with future events or future operating or financial performance are intended to identify forward-looking statements. Any or all of the Company’s forward-looking statements in this prospectus, including the information incorporated herein by reference, any prospectus supplement, any related free writing prospectus and the information incorporated by reference therein and in other publications may turn out to be wrong.

Statements and assumptions on future revenues, income and cash flows, performance, economic trends, the outcome of litigation, regulatory compliance, and environmental remediation cost estimates are examples of forward-looking statements. Numerous factors, including those discussed in the documents referred to under the heading “Risk factors” which include our filings with the SEC referred to under the heading “Incorporation by reference” could affect our forward-looking statements and actual performance. You should consider all of our forward-looking statements in light of the factors discussed in those documents. In addition, other risks and uncertainties not presently known to us or that we currently consider immaterial could affect the accuracy of our forward-looking statements.

Except as required by law, we undertake no obligation to update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this prospectus.

Use of proceeds

Unless otherwise indicated in a prospectus supplement, the net proceeds from the sale of securities offered by this prospectus and any applicable prospectus supplement will be used for general corporate purposes. Until we apply the proceeds from a sale of securities to their intended purposes, we may invest those proceeds in short-term investments, including repurchase agreements, some or all of which may not be investment grade.

Description of debt securities

The following description of the terms of the debt securities sets forth certain general terms and provisions of the debt securities to which any prospectus supplement may relate. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which these general provisions may apply to those debt securities will be described in the prospectus supplement relating to those debt securities. Accordingly, for a description of the terms of a particular issue of debt securities, reference must be made to both the prospectus supplement relating thereto and to the following description.

We may issue senior or subordinated debt securities. We will issue the senior debt securities under an indenture, dated as of May 22, 2017 (the “senior indenture”), between us and Regions Bank, as trustee, and any supplemental indentures thereto. We will issue the subordinated debt securities under an indenture to be entered into between us and Regions Bank, as trustee, and any supplemental indentures thereto. We refer to the applicable indenture under which subordinated debt securities are issued as the “subordinated indenture.” We refer to the senior indenture and the subordinated indenture, collectively, as the “base indentures.”

As used in this prospectus, “debt securities” means our direct unsecured general obligations and may include debentures, notes, bonds or other evidences of indebtedness that we issue and the trustee authenticates and delivers under the applicable base indenture. The prospectus supplement relating to any offering of debt securities will describe more specific terms of the debt securities being offered.

Debt securities will be issued under a base indenture in one or more series established pursuant to a supplemental indenture or a resolution duly adopted by our board of directors or a duly authorized committee thereof. The base indentures do not limit the aggregate principal amount of debt securities that may be issued thereunder, or the amount of series that may be issued. We refer to the base indentures (together with each applicable supplemental indenture or resolution establishing the applicable series of debt securities) collectively in this prospectus as the “indentures.” The indentures will be subject to and governed by the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

The senior indenture and the form of the subordinated indenture have been filed as exhibits to the registration statement of which this prospectus forms a part. The following summaries of certain provisions of the base indentures do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all provisions of the base indenture and the supplemental indenture or board resolution (including the form of debt security) relating to the applicable series of debt securities.

General

The senior debt securities will be our unsecured obligations and will rank equally with all of our other senior debt from time to time outstanding. The subordinated debt securities will be subordinated in right of payment to the prior payment in full of our unsubordinated debt, including any senior debt securities, as described below under “—Subordinated indenture provisions—Subordination.”

Our secured debt will be effectively senior to the debt securities to the extent of the value of the assets securing such secured debt. Unless otherwise indicated in a prospectus supplement, the debt securities will be exclusively our obligations and not of our subsidiaries and therefore the debt securities will be structurally subordinated to the debt and liabilities of any of our subsidiaries.

The applicable prospectus supplement will describe the specific terms of each series of debt securities being offered, including some or all of the following:

•	the title of the debt securities;

•	the price at which the debt securities will be issued (including any issue discount);

•	any limit on the aggregate principal amount of the debt securities;

•	the date or dates (or manner of determining the same) on which the debt securities will mature;

•

the rate or rates (which may be fixed or variable) per annum (or the method or methods by which such rate or rates will be determined) at which the debt securities will bear interest, if any, and the date or dates from which such interest will accrue;

•

the date or dates on which such interest will be payable and the record dates for such interest payment dates and the basis upon which interest shall be calculated if other than that of a 360-day year of twelve 30-day months;

•	if the trustee in respect of the debt securities is other than Regions Bank (or any successor thereto), the identity of the trustee;

•	any mandatory or optional sinking fund or purchase fund or analogous provision for such debt securities;

•

any provisions relating to the date after which, the circumstances under which, and the price or prices at which the debt securities may, pursuant to any optional or mandatory redemption provisions, be redeemed at our option or of the holder thereof and certain other terms and provisions of such optional or mandatory redemption;

•	if the debt securities are denominated in other than U.S. dollars, the currency or currencies (including composite currencies) in which the debt securities are denominated;

•

if payments of principal (and premium, if any) or interest, if any, in respect of the debt securities are to be made in a currency other than U.S. dollars or the amounts of such payments are to be determined with reference to an index based on a currency or currencies other than that in which the debt securities are denominated, the currency or currencies (including composite currencies) or the manner in which such amounts are to be determined, respectively;

•	if other than or in addition to the events of default described in the base indentures, the events of default with respect to the debt securities of that series;

•	any provisions relating to the conversion of debt securities into debt securities of another series or shares of our capital stock or any other equity securities;

•	for the subordinated debt securities, whether the specific subordination provisions applicable to the subordinated debt securities are other than as set forth in the subordinated indenture;

•	any provisions restricting defeasance of the debt securities;

•	any covenants or other restrictions on our operations;

•	conditions to any merger or consolidation; and

•	any other terms of the debt securities.

Unless otherwise indicated in a prospectus supplement in respect of which this prospectus is being delivered, principal of, premium, if any, and interest, if any, on the debt securities (other than debt securities issued as global securities) will be payable, and the debt securities (other than debt securities issued as global securities) will be exchangeable and transfers thereof will be registrable, at the office of the trustee with respect to such series of debt securities and at any other office maintained at that time by us for such purpose; provided that, at our option, payment of interest may be made by check mailed to the address of the holder as it appears in the register of the debt securities.

Unless otherwise indicated in a prospectus supplement relating thereto, the debt securities will be issued only in fully registered form, without coupons, in minimum denominations of $2,000 and integral multiples of $1,000 thereafter. For certain information about debt securities issued in global form, see “—Global securities” below. No service charge shall be made for any registration of transfer or exchange of the securities, but we may require payment of a sum sufficient to cover any transfer tax or other governmental charge payable in connection therewith.

Debt securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate will be sold at a discount below their stated principal amount. Special U.S. federal income tax considerations applicable to any such discounted debt securities or to certain debt securities issued at par which are treated as having been issued at a discount for U.S. federal income tax purposes will be described in the prospectus supplement in respect of which this prospectus is being delivered, if applicable.

Debt securities may be issued, from time to time, with the principal amount payable on the applicable principal payment date, or the amount of interest payable on the applicable interest payment date, to be determined by reference to one or more currency exchange rates or other factors. In such cases, holders of such debt securities may receive a principal amount on any principal payment date, or a payment of interest on any interest payment date, that is greater than or less than the amount of principal or interest payable on such dates, depending upon the value on such dates of the applicable currency or other factor. Information, if any, as to the methods for determining the amount of principal or interest payable on any date, the currencies or the factors to which the amount payable on such date is linked and certain additional tax considerations applicable to the debt securities will be set forth in a prospectus supplement in respect of which this prospectus is being delivered.

The indentures provide that the trustee and the paying agent shall promptly pay to us upon request any money held by them for the payment of principal (and premium, if any) or interest that remains unclaimed for two years.

The base indentures do not limit the amount of additional unsecured indebtedness that we or any of our subsidiaries may incur. Unless otherwise specified in the resolutions or in any supplemental indenture establishing the terms of the debt securities, the terms of the debt securities do not afford holders of the debt securities protection in the event of a highly leveraged or other similar transaction involving us that may adversely affect the holders of the debt securities. Debt securities of any particular series need not be issued at the same time and, unless otherwise provided, a series may be re-opened, without the consent of the holders of such debt securities, for issuances of additional debt securities of that series, unless otherwise specified in the resolutions or any supplemental indenture establishing the terms of the debt securities.

Global securities

The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with the depositary identified in the applicable prospectus supplement. Unless it is exchanged in whole or in part for debt securities in definitive form, a global security may not be transferred. However, transfers of the whole security between the depositary for that global security and its nominees or its respective successors are permitted.

Unless otherwise provided in the applicable prospectus supplement, The Depository Trust Company, New York, New York, which we refer to in this prospectus as “DTC” will act as depositary for each series of global securities. Beneficial interests in global securities will be shown on, and transfers of global securities will be effected only through, records maintained by DTC and its participants.

Amendment, supplement and waiver

Subject to certain exceptions, the indentures or the debt securities of any series may be amended or supplemented with the written consent of the holders of not less than a majority in principal amount of the then outstanding debt securities of the affected series; provided that we and the trustee may not, without the consent of the holder of each outstanding debt security of such series affected thereby: (a) reduce the amount of debt securities of such series whose holders must consent to an amendment, supplement or waiver, (b) reduce the rate of or extend the time for payment of interest on any debt security of such series, (c) reduce the principal of or extend the fixed maturity of any debt security of such series, (d) reduce the portion of the principal amount of a discounted security of such series payable upon acceleration of its maturity or (e) make any debt security of such series payable in money other than that stated in such debt security. Any past default or compliance with any provisions may be waived with the consent of the holders of a majority in principal amount of the debt securities of the affected series, except a default in payment of principal or interest or in respect of other provisions requiring the consent of the holder of each such debt security of that series in order to amend. Without the consent of any holder of debt securities of such series, we and the trustee may amend or supplement the indentures or the debt securities without notice: (1) to cure any ambiguity, omission, defect or inconsistency, (2) to conform the text of the indenture or the debt securities to their respective descriptions in the prospectus related to such series, (3) to provide for uncertificated debt securities in addition to or in place of certificated debt securities, (4) to comply with the provisions of the applicable indenture concerning mergers, consolidations and transfers of all or substantially all of our assets, (5) to appoint a trustee other than Regions Bank (or any successor thereto) as trustee in respect of one or more series of debt securities, or (6) to add, change or eliminate provisions of the applicable indenture as shall be necessary or desirable in accordance with any amendment to the Trust Indenture Act. In addition, without the consent of any holder of debt securities, we and the trustee may amend or supplement the indentures or the debt securities to make any change that does not materially adversely affect the rights of any holder of that series of debt securities. Whenever we request the trustee to take any action under the indentures, including a request to amend or supplement the applicable indenture without the consent of any holder of debt securities, we are required to furnish the trustee with an officers’ certificate and an opinion of counsel to the effect that all conditions precedent to the action have been complied with and, in the case of amendments or waivers, that such waiver or amendment is authorized or permitted under the applicable indentures. Without the consent of any holder of debt securities, the trustee may waive compliance with any provisions of the indentures or the debt securities if the waiver does not, in the determination of the company, materially adversely affect the rights of any such holder.

Default and remedies

An “Event of Default” under the indentures in respect of any series of debt securities is:

(1) default for 30 days in payment of any interest on the debt securities of that series;

(2) default in payment of any principal of, or premium, if any, on the debt securities of that series when due;

(3) failure by the Company for 90 days, after notice to it, to comply with any of its other agreements in the debt securities of that series or the applicable indenture for the benefit of holders of debt securities of that series;

(4) certain events of bankruptcy or insolvency applicable to the Company; and

(5) any other event of default specifically provided for by the terms of such series, as described in the related prospectus supplement.

If an Event of Default in respect of the debt securities of a particular series (other than as referred to in clause (4) above) occurs and is continuing, the trustee or the holders of at least 25% in principal amount of the then outstanding debt securities of the affected series may declare the debt securities of that series to be due and payable immediately, but under certain conditions such acceleration may be rescinded by the holders of a majority in principal amount of the outstanding debt securities of the affected series. If an Event of Default referred to in clause (4) above occurs and is continuing, the principal of and interest on, all of the then outstanding debt securities will become immediately due and payable without any declaration or other act on the part of the trustee or the holders of such debt securities.

No holder of debt securities may pursue any remedy against the Company under the applicable indenture (other than with respect to the right to receive any payment of principal, premium, if any, or interest due in respect of the debt securities of such series) unless such holder previously shall have given to the trustee written notice of default and unless the holders of at least 25% in principal amount of the debt securities of the affected series shall have made a written request to the trustee to pursue the remedy and shall have offered the trustee indemnity satisfactory to it, the trustee shall not have complied with the request within 60 days of receipt of the request and the offer of indemnity, and the trustee shall not have received direction inconsistent with the request during such 60-day period from the holders of a majority in principal amount of the debt securities of the affected series.

Holders of debt securities may not enforce the indentures or the debt securities except as provided in the applicable indenture. The trustee may refuse to enforce the indentures or the debt securities unless it receives indemnity satisfactory to it from the Company or, under certain circumstances, the holders of debt securities seeking to direct the trustee to take certain actions under the applicable indenture against any loss, liability or expense.

Subject to certain limitations, holders of a majority in principal amount of the debt securities of any series may direct the trustee in its exercise of any trust or power under the applicable indenture in respect of that series. The indentures provide that the trustee will give to the holders of debt securities of any particular series notice of all events of default actually known to it, within 90 days after the trustee obtains actual knowledge of any event of default with respect such debt securities, unless the event of default shall have been cured or waived. The trustee may withhold from holders of debt securities notice of any continuing event of default (except a default in any payment of principal, premium, if any, or interest due in respect of such debt securities) if it determines in good faith that withholding such notice is in the interests of such holders. The Company is required annually to certify to the trustee as to the compliance by the Company with certain covenants under the applicable indenture and the absence of a default thereunder, or as to any such default that existed.

A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the debt securities or the indentures or for any claim based on, in respect of, or by reason of, such obligations or their creation. By accepting a debt security, the holder of such debt security waives and releases all such claims and liability. This waiver and release are part of the consideration for the issue of the debt securities.

Satisfaction, discharge and defeasance

The indentures provide, unless such provision is made inapplicable to the debt securities of any series issued pursuant to the applicable indenture, that we may, subject to certain conditions described below, discharge our indebtedness and our obligations or certain of our obligations under the applicable indenture in respect of debt securities of a series by depositing funds or, in the case of debt securities payable in U.S. dollars, U.S. government obligations or debt securities of the same series with the trustee. The indentures provide that, upon satisfaction of certain conditions (1) we will be discharged from any obligation to comply with certain obligations under the indentures and any noncompliance with such obligations shall not be an event of default in respect of the series of debt securities or (2) we will be discharged from any and all obligations in respect of the series of debt securities (except for certain obligations, including obligations to register the transfer and exchange of the debt securities of such series, to replace mutilated, destroyed, lost or stolen debt securities of such series, to maintain paying agencies and to cause money to be held in trust), in either case upon the deposit with the trustee, in trust, of money, debt securities of the same series and/or U.S. government obligations that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient to pay the principal of and each installment of interest on the series of debt securities on the date when such payments become due in accordance with the terms of the applicable indenture and the series of debt securities. Unless otherwise indicated in a prospectus supplement, in the event of any such defeasance under clause (1) above, our other obligations under the applicable indenture and the debt securities of the affected series shall remain in full force and effect. In the event of a discharge under clause (2) above, the holders of debt securities of the affected series are entitled to payment only from the trust fund created by such deposit for payment. Prospective purchasers should consult their tax advisors as to the possible tax effects of such a defeasance and discharge.

In connection with the defeasance of all or certain of our obligations under the indentures as provided above, we from time to time may elect to substitute U.S. government obligations or debt securities of the same series for any or all of the U.S. government obligations deposited with the trustee; provided that the money, U.S. government obligations and/or debt securities of the same series in trust following such substitution or substitutions will be sufficient, through the payment of interest and principal in accordance with their terms, to pay the principal of and each installment of interest on the series of debt securities on the date when such payments become due in accordance with the terms of the applicable indenture and the series of debt securities. The indentures also may enable us (1) to direct the trustee to invest any money received by the trustee in the U.S. government obligations comprising the trust in additional U.S. government obligations and (2) to withdraw monies or U.S. government obligations from the trust from time to time; provided that the money and/or U.S. government obligations in trust following such withdrawal will be sufficient, through the payment of interest and principal in accordance with their terms, to pay the principal of and each installment of interest on the series of debt securities on the date when such payments become due in accordance with the terms of the applicable indenture and the series of debt securities.

Subordinated indenture provisions

The subordinated debt securities will be issued under the subordinated indenture. The subordinated debt securities will rank on an equal basis with certain of our other subordinated debt that may be outstanding from time to time and will rank junior to all of our senior debt, as defined below, including any senior debt securities that may be outstanding from time to time.

Subordination. Holders of subordinated debt securities should recognize that contractual provisions in the subordinated indenture may prohibit us from making payments on those securities. Subordinated debt securities are subordinate and junior in right of payment, to the extent and in the manner stated in the subordinated indenture or any supplement thereto to all of our senior debt, including all debt securities we have issued and will issue under the senior indenture.

As used in the subordinated indenture and this prospectus, the term “senior debt” means the principal, premium, if any, unpaid interest and all fees and other amounts payable in connection with any debt for money borrowed other than (1) debt incurred (a) with respect to certain elections under the federal bankruptcy code, (b) debt to our subsidiaries, (c) debt to our employees, (d) tax liability and (e) certain trade payables, (2) all obligations under interest rate, currency and commodity swaps, caps, floors, collars, hedge arrangements, forward contracts or similar agreements and (3) renewals, extensions, modifications and refunds of any such debt.

Unless otherwise indicated in the applicable prospectus supplement, we may not pay principal of, premium, if any, sinking fund or interest, if any, on any subordinated debt securities if:

•	a default on senior debt exists that permits the holders of such senior debt to accelerate its maturity, and

•	the default is the subject of judicial proceedings or we have received notice of such default.

We may resume payments on the subordinated debt securities when full payment of amounts then due for principal, premium, if any, sinking funds and interest on senior debt has been made or duly provided for.

Unless otherwise indicated in the applicable prospectus supplement, if there is any payment or distribution of our assets to creditors upon a total or partial liquidation or a total or partial dissolution or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding, holders of all present and future senior debt (which will include interest accruing after, or which would accrue but for, the commencement of any bankruptcy, reorganization, insolvency, receivership or similar proceeding) are entitled to receive payment in full of the principal, premium, if any and interest due thereon before holders of the subordinated debt securities are entitled to receive any payment on the subordinated debt securities. In addition, any payments or distributions of our assets, whether in cash, property or securities which would otherwise be made on subordinated debt securities will generally be paid to the holders of senior debt, or their representatives, in accordance with the priorities existing among these creditors at that time until the senior debt is paid in full.

If the trustee under the subordinated indenture or any holders of the subordinated debt securities receive any payment or distribution of assets that is prohibited under the subordination provisions, before all senior debt is paid in full, such payment or distribution must be paid over to the holders of the senior debt.

After payment in full of all present and future senior debt, holders of subordinated debt securities will be subrogated to the rights of any holders of senior debt to receive payments or distributions that are applicable to the senior debt until all the subordinated debt securities are paid in full.

Even if the subordination provisions prevent us from making any payment when due on the subordinated debt securities of any series, we will be in default on our obligations under that series if we do not make the payment when due. This means that the trustee under the subordinated indenture and the holders of that series can take action against us, but they will not receive any money until the claims of the holders of senior debt have been fully satisfied.

Governing law

The debt securities and the indentures will be governed by the laws of the State of New York.

The trustee

Regions Bank is a lender under our credit facilities, the trustee for our 4.250% senior notes due 2024, floating rate senior notes due 2020, 3.450% senior notes due 2027, 3.500% senior notes due 2027, 2.500% senior notes due 2030 and 4.250% senior notes due 2047 and from time to time performs other services for us in the normal course of business.

Description of capital stock

The following description of the terms of the capital stock we may issue summarizes certain portions of the North Carolina Business Corporation Act (the “Business Corporation Act”), our restated articles of incorporation, as amended, and our restated bylaws relating to our capital stock and sets forth certain general terms and provisions of capital stock to which any prospectus supplement may relate. Particular terms of the capital stock offered by any prospectus supplement and the extent, if any, to which these general terms and provisions will apply to any series of capital stock so offered will be described in the prospectus supplement relating to the applicable capital stock. The applicable prospectus supplement may also state that any of the terms set forth in this description are inapplicable to such series of capital stock. This description does not purport to be complete and is subject to and qualified in its entirety by reference to applicable provisions of the Business Corporation Act, our restated certificate of incorporation, as amended, and our restated bylaws relating to our capital stock.

Common stock

We may issue shares of our common stock, either separately or together with other securities offered pursuant to this prospectus. Under our restated articles of incorporation, we are authorized to issue up to

100,000,000 shares of our common stock, par value of $0.01 per share. At March 31, 2020, there were 62,154,576 shares of our common stock issued and outstanding. You should read the applicable prospectus supplement relating to an offering of shares of our common stock, or of securities convertible, exchangeable or exercisable for shares of our common stock, for the terms of such offering, including the number of shares of common stock offered, the initial offering price and the market prices and dividend information relating to our common stock.

Each holder of a share of our common stock is entitled to one vote for each share held of record on the applicable record date on each matter voted on at a meeting of shareholders. The holders of our common stock have no preemptive rights and no rights to convert their common stock into any other securities. There are also no redemption or sinking fund provisions applicable to our common stock.

Holders of our common stock are entitled to receive dividends as may be declared from time to time by our board of directors out of funds legally available therefor. Holders of our common stock are entitled to share pro rata, upon any liquidation or dissolution of the Company, in all remaining assets available for distribution to shareholders after payment or providing for the Company’s liabilities and the liquidation preference of any outstanding preferred stock. The rights, preferences and privileges of the holders of our common stock are subject to and may be adversely affected by the rights of holders of shares of any series of our preferred stock that we may designate and issue in the future.

Preferred stock

We currently have authorized 10,000,000 shares of preferred stock, par value of $0.01 per share. There are no shares of preferred stock issued and outstanding as of the date of this prospectus.

General

Our board of directors is authorized to establish from time to time one or more series of preferred stock, the number of shares to be included in any series of preferred stock, and to fix the designations, preferences, limitations and relative rights of the shares of such series. The specific terms of any preferred stock to be sold under this prospectus will be described in the applicable prospectus supplement. If so indicated in such prospectus supplement, the terms of the preferred stock offered may differ from the general terms set forth below. Unless otherwise specified in the prospectus supplement relating to the preferred stock offered thereby, each series of preferred stock offered will rank equal in right of payment to all other series of our preferred stock, and holders thereof will have no preemptive rights. The preferred stock offered will, when issued, be fully paid and nonassessable.

You should read the applicable prospectus supplement for the terms of the preferred stock offered. The terms of the preferred stock set forth in such prospectus supplement may include the following, as applicable to the preferred stock offered thereby:

•	the title and stated value of the preferred stock;

•	the number of shares of the preferred stock offered;

•	the liquidation preference and the offering price of the preferred stock;

•	the dividend rates of the preferred stock and/or methods of calculation of such dividends;

•	periods and/or payment dates for the preferred stock dividends;

•	whether dividends on the preferred stock are cumulative;

•	the liquidation rights of the preferred stock;

•	the sinking fund provisions, if applicable, for the preferred stock;

•	the redemption provisions, if applicable, for the preferred stock;

•

whether the preferred stock will be convertible into or exchangeable for other securities and, if so, the terms and conditions of conversion or exchange, including the conversion price or exchange ratio and the conversion or exchange period or the method of determining the same;

•	whether the preferred stock will have voting rights and, if so, the terms of such voting rights;

•	whether the preferred stock will be listed on any securities exchange;

•	whether the preferred stock will be issued with any other securities and, if so, the amount and terms of such other securities; and

•	any other specific terms, preferences or rights of, or limitations or restrictions on, the preferred stock.

Our authorized shares of common stock and preferred stock are available for issuance without further action by our shareholders, unless such action is required by applicable law or the rules of the stock exchange or automated quotation system on which our securities may be listed or trade. If the approval of our shareholders is not required for the issuance of shares of our common stock or preferred stock, our board of directors may determine to issue such shares without seeking shareholders’ approval.

Our board of directors could issue a series of preferred stock that could, depending on the terms of such series, delay, defer or prevent a change in control of the Company. Any determination to issue such shares will be made by our board of directors based on its judgment as to the best interests of the Company and our shareholders. Our board of directors, in so acting, could issue preferred stock having terms that could discourage an attempt to acquire the Company, including tender offers or other transactions that some, or a majority, of our shareholders might believe to be in their best interests, or in which our shareholders might receive a premium for their stock over the then current market price of such stock.

Transfer agent and registrar

The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company. Its address is 6201 15th Avenue, Brooklyn, NY 11219 and its telephone number is (800) 937-5449. The transfer agent and registrar of our preferred stock will be designated in the prospectus supplement through which such preferred stock is offered.

Listing

Our common stock is listed and traded on The New York Stock Exchange under the symbol “MLM.”

Certain anti-takeover matters

A number of provisions in our restated articles of incorporation, our restated bylaws and the Business Corporation Act may make it more difficult to acquire control of us or remove our management.

Removal of Directors. Directors may be removed only for cause by a majority vote of the shareholders. Cause for removal is deemed to exist only if the director has been convicted in a court of competent jurisdiction of a felony or has been adjudged by a court of competent jurisdiction to be liable for fraudulent or dishonest conduct, or gross abuse of authority or discretion, with respect to the Company, and such conviction or adjudication has become final and non-appealable. If a director is elected by a voting group of our shareholders, only such shareholders may participate in the vote to remove such director.

Approval of Certain Share Repurchases, Mergers, Consolidations, Sales and Leases. Our restated articles of incorporation require any purchase by us of shares of our voting stock from an interested shareholder (as defined below) who has beneficially owned such securities for less than two years prior to the date of such purchase or any agreement to purchase, other than pursuant to an offer to all shareholders of the same class of shares, at a per share price in excess of the market price, be approved by the affirmative vote of the holders of a majority of our voting stock not beneficially owned by the interested shareholder, voting together as a single class.

In addition, our restated articles of incorporation require us to get the approval of not less than 66 2/3% of our voting stock not beneficially owned by an interested shareholder and 80% of all our voting stock, in addition to any vote required by law, before we may enter into various transactions with interested shareholders, including the following:

•

any merger or consolidation of the Company or any of our subsidiaries with (i) any interested shareholder or (ii) any other corporation (whether or not itself an interested shareholder) which is, or after such merger or consolidation would be, an affiliate of an interested shareholder;

•

any sale, lease, exchange, mortgage, pledge, transfer, or other disposition to or with any interested shareholder or any affiliate of any interested shareholder of any of our assets or any of our subsidiaries having an aggregate fair market value of $10,000,000 or more;

•

the issuance or transfer by us or any of our subsidiaries of any of our equity securities (including any security convertible into equity securities) or any of our subsidiaries having an aggregate fair market value of $10,000,000 or more to any interested shareholder or any affiliate of any interested shareholder in exchange for cash, securities, and/or other property;

•	the adoption of any plan or proposal for the liquidation or dissolution of the Company proposed by or on behalf of an interested shareholder or any affiliate of any interested shareholder; or

•

any reclassification of securities or recapitalization of the Company, or any merger or consolidation of the Company with any of our subsidiaries, or any other transaction (whether or not involving an interested shareholder) which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of equity (including any securities convertible into equity securities) securities of the Company or any subsidiary which is directly or indirectly owned by any interested shareholder or any affiliate of any interested shareholder.

However, no such vote is required for (A) the purchase by us of shares of voting stock from an interested shareholder unless such vote is required by the first paragraph of this subsection, or (B) any transaction approved by a majority of our disinterested directors.

Our restated articles of incorporation define an interested shareholder as any individual, firm, corporation, partnership, or other entity who or which:

•	is the beneficial owner, directly or indirectly, of 5% or more of our outstanding voting stock;

•

is our affiliate and at any time within the two-year period immediately prior to the date as of which a determination is being made was the beneficial owner, directly or indirectly, of 5% or more of our outstanding voting stock; or

•

is an assignee of or successor to any shares of our voting stock that were at any time within the immediately prior two-year period beneficially owned by any person described in above if such assignment or succession occurred in the course of one or more transactions not involving a public offering.

Advance Notice of Proposals and Nominations. Our restated bylaws provide that shareholders must provide timely written notice to bring business before an annual meeting of shareholders or to nominate candidates for election as directors at an annual meeting of shareholders. Generally, to be timely, notice for an annual meeting must be received at our principal office not less than 60 days nor more than 90 days prior to the first anniversary of the mailing of the preceding year’s proxy statement in connection with the annual meeting of shareholders.

Our restated bylaws also specify the form and content of a shareholder’s notice. These provisions may prevent shareholders from bringing matters before an annual meeting of shareholders or from nominating candidates for election as directors at an annual meeting of shareholders.

Limits on Special Meetings. A special meeting of the shareholders may be called only by the chairman of our board of directors, the president, the board of directors or the executive committee of the board of directors

Action by Unanimous Written Consent. Under the Business Corporation Act, shareholders of a publicly-traded corporation may take action by written consent only with the consent of all shareholders entitled to vote on the action.

Indemnification of directors, officers and employees

Our restated bylaws provide that we shall indemnify, to the full extent permitted by law, any person who at any time serves or has served as one of our officers, employees or directors, or who, while serving as such serves or has served at our request as a director, officer, partner, trustee, employee or agent of another enterprise, or as a trustee, other fiduciary or administrator under an employee benefit plan, against expenses, including attorneys’ fees, incurred by him or her in connection with any threatened, pending or completed action, suit or proceeding (including appeals), whether or not brought by or on our behalf, seeking to hold him or her liable by reason of the fact that such person is or was acting in such capacity, and payments made by such person in satisfaction of any liability, judgment, money decree, fine, penalty or settlement for which he or she may have become liable in any such action, suit or proceeding.

Description of warrants

We may issue warrants to purchase debt securities, preferred stock, common stock or any combination thereof. Such warrants may be issued independently or together with any such securities and may be attached or separate from such securities. We will issue each series of warrants under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants. The following summary of certain provisions of the warrants does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the warrant agreement that will be filed with the SEC in connection with the offering of such warrants.

General

The prospectus supplement relating to any offering of warrants will describe the particular terms of the warrants being offered, including the following:

•	the title of such warrants;

•	the aggregate number of such warrants;

•	the price or prices at which such warrants will be issued;

•	the currency or currencies, including composite currencies, in which the price of such warrants may be payable;

•	the designation and terms of the securities purchasable upon exercise of such warrants and the number of such securities issuable upon exercise of such warrants;

•	the price at which and the currency or currencies, including composite currencies, in which the securities purchasable upon exercise of such warrants may be purchased;

•	the date on which the right to exercise such warrants shall commence and the date on which such right will expire;

•	whether such warrants will be issued in registered form or bearer form;

•	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

•	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

•	if applicable, the date on and after which such warrants and the related securities will be separately transferable;

•	information with respect to book-entry procedures, if any; and

•	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

Amendments and supplements to warrant agreement

We and the warrant agent may amend or supplement the warrant agreement for a series of warrants without the consent of the holders of the warrants issued thereunder to effect changes that are not inconsistent with the provisions of the warrants and that do not materially and adversely affect the interests of the holders of the warrants.

Taxation

Any material U.S. federal income tax consequences relating to the purchase, ownership and disposition of any of the securities offered by this prospectus will be set forth in the prospectus supplement offering those securities.

Plan of distribution

We may offer and sell the offered securities in any one or more of the following ways from time to time on a delayed or continuous basis:

•	to or through underwriters;

•	to or through brokers or dealers;

•	through agents;

•	directly to one or more purchasers, including our affiliates; or

•	through a combination of any of these methods of sale.

The prospectus supplement with respect to any offering of our securities will set forth the terms of the offering, including:

•	the name or names of any underwriters, dealers or agents;

•	the purchase price of the securities and the proceeds to us from the sale;

•	any underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation; and

•	any delayed delivery arrangements.

The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to the prevailing market prices or at negotiated prices. We may engage in at-the-market offerings into an existing trading market in accordance with Rule 415(a)(4) of the Securities Act of 1933, as amended (the “Securities Act”).

If securities are sold by means of an underwritten offering, we will execute an underwriting agreement with an underwriter or underwriters, and the names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transaction, including commissions, discounts and any other compensation of the underwriters and dealers, if any, will be set forth in the prospectus supplement which will be used by the underwriters to sell the securities. If underwriters are utilized in the sale of the securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined by the underwriters at the time of sale.

Our securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by the managing underwriters. If any underwriter or underwriters are utilized in the sale of the securities, unless otherwise indicated in the prospectus supplement, the underwriting agreement will provide that the obligations of the underwriters are subject to the underwriting agreement and certain conditions precedent and that the underwriters with respect to a sale of securities will be obligated to purchase all of those securities if they purchase any of those securities.

We may grant to the underwriters options to purchase additional securities to cover over-allotments, if any, at the public offering price with additional underwriting discounts or commissions. If we grant any over-allotment option, the terms of any over-allotment option will be set forth in the prospectus supplement relating to those securities.

If a dealer is utilized in the sales of securities in respect of which this prospectus is delivered, we will sell those securities to the dealer as principal. The dealer may then resell those securities to the public at varying prices to be determined by the dealer at the time of resale. Any reselling dealer may be deemed to be an underwriter, as the term is defined in the Securities Act, of the securities so offered and sold. The name of the dealer and the terms of the transaction will be set forth in the related prospectus supplement.

Offers to purchase securities may be solicited by agents designated by us from time to time. Any agent involved in the offer or sale of the securities in respect of which this prospectus is delivered will be named, and any commissions payable by us to the agent will be set forth, in the applicable prospectus supplement. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a reasonable best efforts basis for the period of its appointment. Any agent may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities so offered and sold.

Offers to purchase securities may be solicited directly by us and the sale of those securities may be made by us directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act, with respect to any resale of those securities. The terms of any sales of this type will be described in the related prospectus supplement.

Underwriters, dealers, agents and remarketing firms may be entitled under relevant agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, that may arise from any untrue statement or alleged untrue statement of a material fact or any omission or alleged omission to state a material fact in this prospectus, any supplement or amendment hereto, or in the registration statement of which this prospectus forms a part, or to contribution with respect to payments which the agents, underwriters or dealers may be required to make.

If so indicated in the prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by institutions to purchase securities from us pursuant to contracts providing for payments and delivery on a future date. Institutions with which contracts of this type may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases those institutions must be approved by us. The obligations of any purchaser under any contract of this type will be subject to the condition that the purchase of the securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which the purchaser is subject. The underwriters and other persons acting as our agents will not have any responsibility in respect of the validity or performance of those contracts.

One or more firms, referred to as “remarketing firms,” may also offer or sell the securities, if the prospectus supplement so indicates, in connection with a remarketing arrangement upon their purchase. Remarketing firms will act as principals for their own accounts or as our agents. These remarketing firms will offer or sell the securities in accordance with a redemption or repayment pursuant to the terms of the securities. The prospectus supplement will identify any remarketing firm and the terms of its agreement, if any, with us and will describe the remarketing firm’s compensation. Remarketing firms may be deemed to be underwriters in connection with the securities they remarket. Remarketing firms may be entitled under our agreements to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, and may engage in transactions with or perform services for us in the ordinary course of business.

Disclosure in the prospectus supplement of our use of delayed delivery contracts will include the commission that underwriters and agents soliciting purchases of the securities under delayed contracts will be entitled to receive in addition to the date when we will demand payment and delivery of the securities under the delayed delivery contracts. These delayed delivery contracts will be subject only to the conditions that we describe in the prospectus supplement.

In connection with the offering of securities, persons participating in the offering, such as any underwriters, may purchase and sell securities in the open market. These transactions may include over-allotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. Stabilizing transactions consist of bids or purchases for the purpose of preventing or retarding a decline in the market price of the securities, and syndicate short positions involve the sale by underwriters of a greater number of securities than they are required to purchase from any issuer in the offering. Underwriters also may impose a penalty bid, whereby selling concessions allowed to syndicate members or other broker-dealers in respect of the securities sold in the offering for their account may be reclaimed by the syndicate if the securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the securities, which may be higher than the price that might prevail in the open market, and these activities, if commenced, may be discontinued at any time.

Any underwriters or agents to or through which securities are sold by us may make a market in the securities, but these underwriters or agents will not be obligated to do so and any of them may discontinue any market-making at any time without notice. No assurance can be given as to the liquidity of or trading market for any securities sold by us.

Any lock-up arrangements of us or our officers or directors will be set forth in a prospectus supplement.

Underwriters, dealers and agents may engage in transactions with, or perform services for, us and our affiliates in the ordinary course of business. Underwriters have from time to time in the past provided, and may from time to time in the future provide, investment banking services to us for which they have in the past received, and may in the future receive, customary fees.

This prospectus and any accompanying prospectus supplement or supplements may be made available in electronic format on the Internet sites of, or through online services maintained by, the underwriter, dealer, agent and/or selling group members participating in connection with any offering, or by their affiliates. In those cases, prospective investors may view offering terms online and, depending upon the particular underwriter, dealer, agent or selling group member, prospective investors may be allowed to place orders online. The underwriter, dealer or agent may agree with us to allocate a specific number of shares for sale to online brokerage account holders. Any such allocation for online distributions will be made by the underwriter, dealer or agent on the same basis as other allocations.

Other than the prospectus and accompanying prospectus supplement or supplements in electronic format, the information on the underwriter’s, dealer’s, agent’s or any selling group member’s web site and any information contained in any other web site maintained by the underwriter, dealer, agent or any selling group member is not part of this prospectus, the prospectus supplement or supplements or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or the underwriters, dealers, agents or any selling group member in its capacity as underwriter, dealer, agent or selling group member and should not be relied upon by investors.

Legal matters

In connection with particular offerings of the securities in the future, unless stated otherwise in the applicable prospectus supplements, the validity of those securities will be passed upon for us by Cravath, Swaine & Moore LLP, New York, New York and/or Robinson, Bradshaw & Hinson, P.A., Charlotte, North Carolina, and for any underwriters or agents by counsel named in the applicable prospectus supplement.

Experts

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2019 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

Where you can find more information

We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an Internet site that contains reports, proxy and information statements and other information regarding issuers, including Martin Marietta Materials, Inc., that file electronically with the SEC at http://www.sec.gov. Our SEC filings are also available at our web site at http://www.martinmarietta.com. Except for documents filed with the SEC and incorporated by reference into this prospectus, no information contained in, or that can be accessed through, our website is to be considered part of this prospectus.

Our common stock is listed on The New York Stock Exchange under the symbol “MLM” and we are required to file reports, proxy statements and other information with The New York Stock Exchange. You may read any document we file with The New York Stock Exchange at the offices of the New York Stock Exchange at 20 Broad Street, New York, New York 10005.

Incorporation by reference

The rules of the SEC allow us to “incorporate by reference” information into this prospectus from other documents we have filed with the SEC. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information.

The following documents filed with the SEC are incorporated by reference in this prospectus:

•	our Annual Report on Form 10-K for the year ended December 31, 2019;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020;

•

portions of our Proxy Statement on Schedule 14A filed on April 16, 2020 for our 2020 Annual Meeting of Shareholders incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2019;

•

the description of our common stock set forth in our registration statement on Form 8-A filed pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on January 13, 1994, and any amendment or report filed for the purpose of updating that description; and

•	our Current Reports on Form 8-K (but not portions of those reports which were furnished pursuant to Item 2.02 or 7.01 and not deemed to be filed) filed on March 6, 2020 and March 16, 2020.

All reports and other documents filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to the completion of the offering of all securities covered by the respective prospectus supplement (other than any report or document, or portion of a report or document, that is furnished under applicable SEC rules rather than filed) shall be deemed to be incorporated by reference in this prospectus and to be part of this prospectus from the date of filing of such reports and documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement in this prospectus or in any other subsequently filed document that is incorporated or deemed to be incorporated by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

In reviewing any agreements incorporated by reference, please remember they are included to provide you with information regarding the terms of such agreements and are not intended to provide any other factual or disclosure information about the Company or otherwise. The agreements may contain representations and warranties, which should not in all instances be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate. The representations and warranties were made only as of the date of the relevant agreement or such other date or dates as may be specified in such agreement and are subject to more recent developments. Accordingly, these representations and warranties alone may not describe the actual state of affairs as of the date they were made or at any other time.

We will provide, without charge, upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit in this prospectus. You should direct requests for documents to:

Martin Marietta Materials, Inc.

2710 Wycliff Road

Raleigh, North Carolina 27607-3033

Attn: Investor Relations

Telephone: (919) 781-4550

You will be deemed to have notice of all information incorporated by reference in this prospectus as if that information were included in this prospectus.

Part II

Information not required in prospectus

Item 14.	Other expenses of issuance and distribution

The following table sets forth expenses payable by Martin Marietta Materials, Inc. (the “Company”) in connection with the issuance and distribution of the securities being registered, other than underwriting discounts:

Amount to be Paid*
SEC registration fee	$	*
Trustee’s fees and expenses		**
Blue Sky fees and expenses		**
Legal fees and expenses		**
Accounting fees and expenses		**
Printing expenses		**
Miscellaneous fees and expenses		**

Total	$

*

Because this registration statement covers an indeterminate amount of securities, the SEC registration fee is not currently determinable. Such fee is deferred in accordance with Rules 456(b) and 457(r) of the Securities Act.

**

Because an indeterminate amount of securities are covered by this Registration Statement and the number of offerings is indeterminable, the expenses in connection with the issuance and distribution of the securities are not currently determinable. An estimate of the aggregate expenses in connection with the issuance and distribution of the securities being offered will be included in the applicable prospectus supplement.

Item 15.	Indemnification of directors and officers

Our restated articles of incorporation eliminate, to the fullest extent permitted by the North Carolina Business Corporation Act, or the “Business Corporation Act,” the personal liability of each of our directors to the Company and its shareholders for monetary damages for breach of duty as a director. This provision in the restated articles of incorporation does not change a director’s duty of care, but it eliminates monetary liability for certain violations of that duty, including violations based on grossly negligent business decisions that may include decisions relating to attempts to change control of the Company. The provision does not affect the availability of equitable remedies for a breach of the duty of care, such as an action to enjoin or rescind a transaction involving a breach of fiduciary duty; in certain circumstances, however, equitable remedies may not be available as a practical matter. Under the Business Corporation Act, the limitation of liability provision is ineffective against liabilities for (i) acts or omissions that the director knew or believed at the time of the breach to be clearly in conflict with the best interests of the Company, (ii) unlawful distributions described in Business Corporation Act Section 55-8-33, (iii) any transaction from which the director derived an improper personal benefit or (iv) acts or omissions occurring prior to the date the provision became effective. The provision also in no way affects a director’s liability under the federal securities laws. Also, to the fullest extent permitted by the Business Corporation Act, our restated bylaws provide, in addition to the indemnification of directors and officers otherwise provided by the Business Corporation Act, for indemnification of our current or former directors, officers and employees against any and all liability and litigation expense, including reasonable attorneys’ fees, arising out of their status or activities as directors, officers and employees, except for liability or litigation expense incurred on account of activities that were at the time known or believed by such director, officer or employee to be clearly in conflict with the best interests of the Company.

We also maintain a directors and officers insurance policy pursuant to which our directors and officers are insured against liability for actions in their capacity as directors and officers.

Item 16.	Exhibits

Exhibit No.	Description of document

1.1*	Form of Underwriting Agreement.

3.1	Restated Articles of Incorporation of the Company, as amended (incorporated by reference to Exhibit 3.01 to the Martin Marietta Materials, Inc. Annual Report on Form 10-K for the fiscal year ended December 31, 2016, filed on February 24, 2017 (Commission File No. 1-12744)).

3.2	Restated Bylaws of the Company (incorporated by reference to Exhibit 3.2 to the Martin Marietta Materials, Inc. Current Report on Form 8-K, filed on February 22, 2018 (Commission File No. 1-12744)).

4.1	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.01 to the Martin Marietta Materials, Inc. registration statement on Form S-1, filed on December 8, 1993 (Commission Registration No. 33-72648)) (P).

4.2	Article 5 of the Company’s Restated Articles of Incorporation, as amended (incorporated by reference to Exhibit 3.01 filed with the Martin Marietta Materials, Inc. Annual Report on Form 10-K for the fiscal year ended December 31, 2016, filed on February 24, 2017 (Commission File No. 1-12744)).

4.3	Article 1 of the Company’s Restated Bylaws, as amended (incorporated by reference to Exhibit 3.2 to the Martin Marietta Materials, Inc. Current Report on Form 8-K, filed on February 22, 2018 (Commission File No. 1-12744)).

4.4	Indenture, dated as of May 22, 2017, between Martin Marietta Materials, Inc. and Regions Bank, as trustee (incorporated by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K, filed on May 22, 2017 (Commission File No. 1-12744)).

4.5	First Supplemental Indenture, dated as of May 22, 2017, between Martin Marietta Materials, Inc. and Regions Bank, as trustee, governing the Senior Notes issued by the Company on May 22, 2017, in the form of $300 million aggregate principal amount of Floating Rate Senior Notes due 2020 and $300 million aggregate principal amount of 3.450% Senior Notes due 2027 (incorporated by reference to Exhibit 4.2 to the Martin Marietta Materials, Inc. Current Report on Form 8-K, filed on May 22, 2017 (Commission File No. 1-12744)).

4.6	Second Supplemental Indenture, dated as of December 20, 2017, between Martin Marietta Materials, Inc. and Regions Bank, as trustee, governing the Senior Notes issued by the Company on December 20, 2017, in the form of $300 million aggregate principal amount of Floating Rate Senior Notes due 2019, $500 million aggregate principal amount of 3.500% Senior Notes due 2027 and $600 million aggregate principal amount of 4.250% Senior Notes due 2047 (incorporated by reference to Exhibit 4.2 to the Martin Marietta Materials, Inc. Current Report on Form 8-K, filed on December 20, 2017 (Commission File No. 1-12744)).

4.7	Third Supplemental Indenture, dated as of March 16, 2020, between Martin Marietta Materials, Inc. and Regions Bank, as trustee, governing the Senior Notes issued by the Company on March 16, 2020, in the form of $500 million aggregate principal amount of 2.500% Senior Notes due 2030 (incorporated by reference to Exhibit 4.2 to the Martin Marietta Materials, Inc. Current Report on Form 8-K, filed on March 16, 2020 (Commission File No. 1-12744)).

4.8	Form of Indenture for Subordinated Debt Securities

4.9	Form of senior note (included in Exhibit 4.4).

4.10	Form of subordinated note (included in Exhibit 4.8).

4.11*	Certificate of designation, preferences and rights with respect to any preferred stock issued hereunder.

4.12*	Form of Warrant Agreement (including form of warrant certificate).

4.13	Indenture, dated as of December 1, 1995, between Martin Marietta Materials, Inc. and First Union National Bank of North Carolina (incorporated by reference to Exhibit 4(a) to the Martin Marietta Materials, Inc. registration statement on Form S-3 (Commission Registration No. 33-99082)) (P).

4.14	Form of Martin Marietta Materials, Inc. 7% Debenture due 2025 (incorporated by reference to Exhibit 4(a)(i) to the Martin Marietta Materials, Inc. registration statement on Form S-3 (Commission Registration No. 33-99082)) (P).

4.15	Indenture, dated as of April 30, 2007, between Martin Marietta Materials, Inc. and Truist Bank (as successor by merger to SunTrust Bank and formerly known as Branch Banking and Trust Company, Inc.), as trustee (incorporated by reference to Exhibit 4.1 to the Martin Marietta Materials, Inc. Current Report on Form 8-K, filed on April 30, 2007 (Commission File No. 1-12744)).

4.16	Second Supplemental Indenture, dated as of April 30, 2007, between Martin Marietta Materials, Inc. and Truist Bank, as trustee, to that certain Indenture dated as of April 30, 2007 between Martin Marietta Materials, Inc. and Truist Bank, as trustee, pursuant to which were issued $250,000,000 aggregate principal amount of 6 1⁄4% Senior Notes due 2037 of Martin Marietta Materials, Inc. (incorporated by reference to Exhibit 4.3 to the Martin Marietta Materials, Inc. Current Report on Form 8-K, filed on April 30, 2007 (Commission File No. 1-12744)).

4.17	Purchase Agreement, dated as of June 23, 2014, among Martin Marietta Materials, Inc. and Deutsche Bank Securities Inc. and J.P. Morgan Securities LLC, as representatives of the several initial purchasers named in Schedule 1 thereto (incorporated by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K, filed on June 24, 2014 (Commission File No. 1-12744)).

4.18	Indenture, dated as of July 2, 2014, between Martin Marietta Materials, Inc. and Regions Bank, as trustee (incorporated by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K, filed on July 2, 2014 (Commission File No. 1-12744)).

5.1	Opinion of Cravath, Swaine & Moore LLP.

5.2	Opinion of Robinson, Bradshaw & Hinson, P.A.

23.1	Consent of PricewaterhouseCoopers LLP.

23.2	Consent of Cravath, Swaine & Moore LLP (included in Exhibit 5.1).

23.3	Consent of Robinson, Bradshaw & Hinson, P.A. (included in Exhibit 5.2).

24.1	Power of Attorney (included in the signature page to this registration statement).

25.1	Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act of 1939, as amended, of the trustee under the Senior Indenture for the Senior Debt Securities.

25.2	Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act of 1939, as amended, of the trustee under the Subordinated Indenture for the Subordinated Debt Securities.

*

To be filed by amendment or as an exhibit to a report filed with the Commission and incorporated herein by reference in connection with the offering of a particular class or series of securities, as appropriate.

Item 17.	Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”) ;

(ii)

to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement (notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the “SEC”) pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement); and

(iii)

to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;

(2)

that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3)	to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4)	that, for the purpose of determining liability under the Securities Act to any purchaser:

(i)

each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus (as provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof); provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; and

(5)

that, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)

The undersigned registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

For an offering in which the securities to be registered are to be offered to existing security holders pursuant to warrants or rights and any securities not taken by security holders are to be reoffered to the public, the undersigned registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

(d)

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(e)

The undersigned registrant hereby undertakes, if applicable, to file an application for the purpose of determining the eligibility of any trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act.

Signatures

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Raleigh, State of North Carolina on May 12, 2020.

MARTIN MARIETTA MATERIALS, INC.

By:	/s/ James A. J. Nickolas
Name: James A. J. Nickolas
Title: Senior Vice President and Chief Financial Officer

The undersigned officers and directors of Martin Marietta Materials, Inc. hereby severally constitute and appoint Roselyn R. Bar and James A. J. Nickolas and each of them, attorneys-in-fact for the undersigned, in any and all capacities, with the power of substitution, to sign any amendments to this registration statement (including post-effective amendments) and any subsequent registration statement for the same offering which may be filed under Rule 462(b) under the Securities Act of 1933, as amended, and to file the same with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as she or he might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact, or her or his substitute or substitutes, may do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ C. Howard Nye C. Howard Nye	Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)	May 12, 2020

/s/ James A. J. Nickolas James A. J. Nickolas	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	May 12, 2020

/s/ Robert J. Cardin Robert J. Cardin	Senior Vice President, Chief Accounting Officer and Controller (Principal Accounting Officer)	May 12, 2020

/s/ Dorothy M. Ables Dorothy M. Ables	Director	May 12, 2020

/s/ Sue W. Cole Sue W. Cole	Director	May 12, 2020

/s/ Smith W. Davis Smith W. Davis	Director	May 12, 2020

/s/ John J. Koraleski John J. Koraleski	Director	May 12, 2020

/s/ Laree E. Perez Laree E. Perez	Director	May 12, 2020

Signature	Title	Date

/s/ Thomas H. Pike Thomas H. Pike	Director	May 12, 2020

/s/ Michael J. Quillen Michael J. Quillen	Director	May 12, 2020

/s/ Donald W. Slager Donald W. Slager	Director	May 12, 2020

/s/ Stephen P. Zelnak, Jr. Stephen P. Zelnak, Jr.	Director	May 12, 2020